PART I - EXHIBIT 11
BLOUNT, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)
                                                      Three Months              Six Months
                                                    Ended August 31,          Ended August 31,
                                                 ------------------------  -----------------------
                                                    1994         1993         1994         1993
                                                 ----------   -----------  ----------   ----------
Primary:
  Income from continuing operations              $    9,669   $    6,657   $   18,707   $   11,521
  Discontinued operations - loss from
     operations, net                                              (4,215)                   (7,872)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                    9,669        2,442       18,707        3,649
  Extraordinary gain on repurchase of debt, net                       92                        92
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $    9,669   $    2,534   $   18,707   $    3,741
                                                 ==========   ==========   ==========   ==========

Shares:
  Weighted average common shares outstanding     12,516,321   12,296,347   12,513,682   12,281,185
  Dilutive effect of stock options                  390,475      339,265      360,882      328,156
                                                 ----------   ----------   ----------   ----------
  Average common shares outstanding
    as adjusted                                  12,906,796   12,635,612   12,874,564   12,609,341
                                                 ==========   ==========   ==========   ==========

Per Common Share:
  Continuing operations                          $      .75   $      .52   $     1.45   $      .91
  Discontinued operations                                           (.33)                     (.62)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                      .75          .19         1.45          .29
  Extraordinary gain                                                 .01                       .01
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $      .75   $      .20   $     1.45   $      .30
                                                 ==========   ==========   ==========   ==========

Assuming Full Dilution:
  Income from continuing operations              $    9,669   $    6,657   $   18,707   $   11,521
  Discontinued operations - loss from
    operations, net                                               (4,215)                   (7,872)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                    9,669        2,442       18,707        3,649
  Extraordinary gain                                                  92                        92
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $    9,669   $    2,534   $   18,707   $    3,741
                                                 ==========   ==========   ==========   ==========

Shares:
  Average common shares as adjusted
    for primary computation                      12,906,796   12,635,612   12,874,564   12,609,341
  Additional dilutive effect of stock options         9,176                    38,066        4,523
                                                 ----------   ----------   ----------   ----------
  Average common shares outstanding
    as adjusted                                  12,915,972   12,635,612   12,912,630   12,613,864
                                                 ==========   ==========   ==========   ==========

Per Common Share:
  Continuing operations                          $      .75    $     .52   $     1.45   $      .91
  Discontinued operations                                           (.33)                     (.62)
                                                 ----------    ---------   ----------   ----------
  Income before extraordinary gain                      .75          .19         1.45          .29
  Extraordinary gain                                                 .01                       .01
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $      .75   $      .20   $     1.45   $      .30
                                                 ==========   ==========   ==========   ==========

                                   Page 14